Exhibit 99.3

[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

The Board of Directors
AECOM Technology Corporation
555 South Flower Street, Suite 3700
Los Angeles, California 90071

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated July 11, 2014, to the Board of Directors of AECOM Technology Corporation (“AECOM”) as Annex B to, and reference thereto under the headings “SUMMARY — Opinion of AECOM’s Financial Advisor — BofA Merrill Lynch” and “THE MERGER — Opinion of AECOM’s Financial Advisor — Opinion of BofA Merrill Lynch” in the joint proxy statement/prospectus relating to the proposed transaction involving AECOM and URS Corporation, which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of AECOM (the “Registration Statement”).  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

August 1, 2014